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                               INSURANCE AGREEMENT

         AGREEMENT made as of the ___ day of __________, 2000 by and among Head Acquisition, L.P. ("Head Acquisition LP"), a Delaware limited partnership, Urban Shopping Centers, L.P., an Illinois limited partnership ("Urban LP"), and JMB Insurance Agency Co., an Illinois corporation ("JMB Insurance"). All capitalized terms used herein without specific definition shall be as defined in the Merger Agreement (as defined below).

                                   WITNESSETH:

         WHEREAS, pursuant to the terms of the Agreement and Plan of Merger, dated as of September 25, 2000, by and among Rodamco North America, N.V., a company organized under the laws of the Netherlands, Hexalon Real Estate, Inc., a Delaware corporation, Head Acquisition LP, Head Acquisition Corp., a Delaware corporation ("Head Acquisition Corp."), Urban Shopping Centers, Inc., a Maryland corporation ("Urban"), and Urban LP (the "Merger Agreement"), either (i) Head Acquisition LP is merging with Urban or (ii) Head Acquisition Corp is merging with Urban and the successor is then merging with Head Acquisition LP, resulting, in either case, in Head Acquisition LP becoming the sole general partner of Urban LP; and

         WHEREAS, JMB Insurance currently provides insurance services to Urban LP and its various affiliated entities;

         NOW, THEREFORE, in consideration of the mutual agreements and the premises set forth herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

         Section 1. ENGAGEMENT OF JMB INSURANCE. Each of Head Acquisition LP and Urban LP agrees that, subject to any contractual commitments of Urban, Urban LP and any of their respective subsidiaries on the date of the Merger Agreement, it will, and will cause each of its subsidiaries to, for a period ending five years following the Effective Time, offer to JMB Insurance the right to provide all property casualty insurance brokerage for Urban LP and its subsidiaries, such brokerage to be provided on terms which are no less favorable than would be obtained from an unaffiliated third party with financially stable insurance carriers having adequate capacity for the risks covered.

         Section 2. NOTICES. All notices and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, sent by overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as shall be specified by like notice):

         (a)      If to Head Acquisition LP, to:

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                  Head Acquisition, L.P.
                  c/o Rodamco North America N.V.
                  950 E. Paces Ferry Road, Suite 2275
                  Atlanta, Georgia 30326
                  Attention: Gerald E. Egan
                  Phone: (404) 266-9910
                  Fax:    (404) 995-7276

                  With a copy to:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, IL 60601
                  Attn: Steven J.  Gavin, Esq.
                  Phone: (312) 558-5600
                  Fax:     (312) 558-5700

         (b)      If to Urban LP, to:

                  Urban Shopping Centers, L.P.
                  c/o Rodamco North America
                  950 E. Paces Ferry Road, Suite 2275
                  Atlanta, Georgia 30326
                  Attention: Gerald E. Egan
                  Phone: (404) 266-9910
                  Fax:    (404) 995-7276

                  With a copy to:

                  Winston & Strawn
                  35 West Wacker Drive
                  Chicago, IL  60601
                  Attention: Steven J. Gavin
                  Phone:  (312) 558-5600
                  Fax:  (312) 558-5700

         (c)      If to JMB Insurance, to:

                  JMB Insurance Agency Co.
                  900 North Michigan Avenue
                  Chicago, IL   60611
                  Attention: A.  Lee Sacks
                  Phone:  (312) 915-2222
                  Fax:   (312) 915-2189

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                  with a copy to:

                  Mayer, Brown & Platt
                  190 South LaSalle Street
                  Chicago, IL   60603
                  Attention:  Edward Schneidman
                  Phone  (312) 782-0600
                  Fax:  (312) 701-7711

         Section 3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

         Section 4. ENTIRE AGREEMENT. This Agreement contains the entire agreement among the parties and supercedes all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter of this Agreement. This Agreement may not be amended or revised except by a writing signed by all parties hereto.

         Section 5. SEPARATE COUNTERPARTS. This Agreement may be executed in several identifical counterparts, all of which when taken together shall constitute but one instrument, and it shall not be necessary in any court of law to introduce more than one fully executed counterpart in proving this Agreement.

         Section 6. SEVERABILITY. The provisions of this Agreement are severable and the invalidity of any provision shall not affect the validity of any other provisions.

         Section 7. ASSIGNMENTS. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assignable by any of the parties without the prior written consent of the other parties; provided that this Agreement and the rights, interests and obligations of JMB Insurance are assignable to any Permitted Person (as defined below) who acquires all or any substantial portion of the business of JMB Insurance. For purposes of this
Section 7, an assignment of this Agreement shall be deemed to occur upon any direct or indirect transfer of equity interests representing a majority of the voting power or value of all of the outstanding equity interests of JMB Insurance. For purposes of this Section 7, "Permitted Person" means (i) any affiliate of any holder of any equity interest in JMB Insurance on the date hereof and (ii) any person that (x) is reasonably experienced in the provision of property and casualty insurance brokerage services to companies (whether engaged in retail property ownership or otherwise) of a comparable size as Urban and (y) is not a direct or indirect competitor of Urban LP.

         Section 8. CAPTIONS. The captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.

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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                      Head Acquisition, L.P.

                                      By:    Hexalon Real Estate, Inc.,
                                             its general partner

                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                      Urban Shopping Centers, L.P.

                                      By: Head Acquisition, L.P.,
                                          its general partner

                                      By: Hexalon Real Estate, Inc.,
                                          its general partner


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:


                                      JMB Insurance Agency Co.


                                      By:
                                         --------------------------------------
                                         Name:
                                         Title:

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